Exhibit 10.2
                                    AMENDMENT

          THIS AMENDMENT is entered into as of the 20th day of March, 1997 between Herbert H. Borchardt ("Mr. Borchardt") , Mutz Borchardt ("Mrs. Borchardt") and Recoton Corporation (the "Company").

          WHEREAS, the Company engages Mr. Borchardt's services pursuant to an employment and consulting agreement dated as of May 8, 1987 (the "Agreement");

          WHEREAS, Mrs. Borchardt, the wife of Mr. Borchardt, has assisted Mr. Borchardt over his years with the Company and is a resource with information valuable to the Company; and

          WHEREAS, the parties desire to make certain amendments to the Agreement.

          NOW, THEREFORE, the Agreement is hereby amended to renumber the current Section 11 as Section 12 (and to make any appropriate changes in cross references) and to add a new Section 11 which shall read as follows:

                           11. Upon the death of Mr. Borchardt, if he is an employee of or consultant to the Company pursuant to this Agreement, Mrs. Borchardt shall be retained by the Company for so long as she shall live to provide consulting services as requested by the Company, for which she shall receive annual compensation at a rate equal to 50% of the Contract Amount in effect for services as a consultant at the date of Mr. Borchardt's death, which payment shall be subject to CPI adjustment as set forth in Section 4. The Company shall maintain for Mrs. Borchardt's benefit such of the hospitalization and major medical benefits as it was maintaining for Mr. Borchardt at the date of his death, to the extent that the Company has the legal ability to do so. While Mrs. Borchardt is receiving payments hereunder and during the term of Mr. Borchardt's employment and retainer hereunder, she shall be bound by the terms of Sections 6, 7, 9, 10 and 12 of this Agreement as if she was the party named therein.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized, and Mr. Borchardt and Mrs. Borchardt have signed this Amendment, as of the 20th day of March, 1997.

RECOTON CORPORATION

By:      /s/ Stuart Mont
Name:    Stuart Mont
Title:   Executive Vice President

/s/ Herbert Borcharart                          /s/ Mutz Borchardt
-------------------------                       ----------------------
Herbert Borchardt                               Mutz Borchardt